                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                     --------------------------------------------
                                       FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                   Date of Report (Date of earliest event reported)
                                  NOVEMBER 25, 1996



                          SAFEGUARD HEALTH ENTERPRISES, INC.
               --------------------------------------------------------
                (Exact Name of registrant as specified in its charter)


    DELAWARE                        0-12050                    52-1528581
    --------                        -------                    ----------
  (State or other                 (Commission                (IRS Employer
  jurisdiction of                 File Number)              Identification No.)
   incorporation)



       505 NORTH EUCLID STREET, P. O. BOX 3210, ANAHEIM, CALIFORNIA 92803-3210
       -----------------------------------------------------------------------
        (Address of principal executive offices)                    (Zip Code)



         Registrant's telephone number, including area code:  (714) 778-1005
                                                             ---------------

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    ITEM 5.   OTHER EVENTS

    On November 25, 1996, Safeguard Health Enterprises, Inc. ("Enterprises" or the "Company"), executed a definitive Stock Purchase Agreement to acquire all of the issued and outstanding stock of Advantage Dental HealthPlans, and its affiliated entities ("Advantage"), which are privately held dental managed care companies operating in Florida, Missouri, Kansas, Illinois, Ohio, Georgia, Delaware, and the District of Columbia.

    The acquisition, which was initiated with the signing of a letter of intent on October 22, 1996, is expected to be completed within the next sixty (60) days. The closing of the transaction is subject to certain conditions, including the approval of both the Florida and Missouri Departments of Insurance. It is anticipated that the acquisition will add approximately Sixty Thousand (60,000) members to the Company's existing Nine Hundred Eighty Thousand (980,000) member dental program.

    The terms and conditions of the acquisition, as well as other information, will be disclosed in Enterprises' Form 8-K Report pursuant to Item 2, to be filed within fifteen (15) calendar days after the closing. The closing is expected to occur within the next sixty (60) days.


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             SAFEGUARD HEALTH ENTERPRISES, INC.


                             By:  STEVEN J. BAILEYS, D.D.S.
                                  ------------------------------
                                  STEVEN J. BAILEYS, D.D.S.,
                                  Chairman of the Board, President, and Chief
                                  Executive Officer


DATE: December  2, 1996      By:  RONALD I. BRENDZEL, J.D.
                                  ------------------------------
                                  RONALD I. BRENDZEL, J.D.
                                  Senior Vice President and Secretary


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